Exhibit 21.1

CAMERON INTERNATIONAL CORPORATION
SUBSIDIARIES & JOINT VENTURES
(As of 12/31/2009)

Cameron International Corporation (Delaware) -- Parent - 100	% Owned By Subsidiary	% Owned By CAM	State/Country of Incorporation or Organization

1 - Cameron Algerie S.á.r.l. (1 share owned by CPEGI)		100%	Algeria
1 - Cameron Al Rushaid Limited Company		50%	Saudi Arabia
1 - Cameron Argentina S.A.I.C. (122,700 shares owned by CPEGI)	Less than 1%	100%	Argentina
1 - Cameron Gabon, S.A. (1 share owned by Chairman)		100%	Gabon
1 - Cameron/Curtiss-Wright EMD LLC		50%	USA (Delaware)
1 - Cameron Offshore Systems Nigeria Limited		100%	Nigeria
1 - Cameron Services Middle East LLC (Joint Venture - 51% owned by outsiders)	25%	24%	Oman
1 - Cameron Venezolana, S.A. - (51% owned by CPEGI)		100%	Venezuela
1 - Cameron Angola - Prestaçao de Serviços, Limitada - (1 share owned by CPEGI)		100%	Angola
1 - Compression Services Company		100%	USA (Ohio)
1 - Cooper Cameron Foreign Sales Company Ltd.		100%	Barbados
1 - Cameron International Holding Corp. (CESI has partial interest)	8.36%	91.64%	USA (Nevada)
2 - Cameron Lux I SARL9	100%		Luxembourg
3 - Angola Oilfield Equipment Limited (Joint Venture - 51% owned by Mahinda Servico)	49%		Angola
3 - Cameron Middle East Ltd.	100%		Cayman Islands
3 - Cameron Products Ltd.	100%		Cayman Islands
3 - Cameron Russia Ltd.	100%		Cayman Islands
3 - Cameron Services Russia Ltd.	100%		Cayman Islands
3 - Cameron Australasia Pty. Ltd.	100%		Australia
4 - Cooper Cameron Valves Australia Pty. Ltd.	100%		Australia
4 - Geographe Energy Pty Ltd	100%		Australia
3 - Cameron Campex Limited	80.10%		Cayman Islands
4 - ShanDong Cooper Cameron Petroleum Equipment PTE LTD (10-12-2004)	100%		China
3 - Cameron do Brasil Ltda. (1 share owned by Cameron (Lux) SARL)	100%		Brazil
4 - On/Off Manufatura e Comércio de Vávulas Ltda.	100%		Brazil
[1 share owned by Cameron Holding (Cayman) Limited]
4 - Cam Macaé Brasil Participações Ltda.	100%		Brazil
[1 share owned by On/Off Manufatura e Comércio de Vávulas Ltda.]
3 - Cameron (Trinidad) Limited	100%		Trinidad and Tobago
3 - Cameron International Malaysia Sdn Bhd	49%		Malaysia
3 - Cameron Holding (Luxembourg) SARL	100%		Luxembourg
4 - Cameron (Luxembourg) SARL	100%		Luxembourg
5 - Cameron APME Holding PTY LTD	100%		Australia
5 - Cameron GmbH	100%		Germany
5 - Cameron Italy S.R.L.	100%		Italy
5 - Cameron Ireland Limited	100%		Ireland
5 - Cameron Systems (Ireland) Limited	100%		Ireland
5 - Cameron International Malaysia Systems Sdn Bhd	100%		Malaysia
5 - Cameron Korea Limited	100%		Korea
5 - Cameron Valves - Trading and Industrial Services LDA	55%		Portugal
6 - Cameron Valves & Measurement West Africa Limited	70%		Nigeria
5 - Cameron Netherlands B.V. (11-2004)	100%		Netherlands
6 - Cameron Egypt LLC (.1% owned by Cameron (Luxembourg) SARL)	100%		Egypt
6 - Cameron Euro Automation Center B.V.	100%		Netherlands
6- Caméron România S.A.	100%		Romania
5- Cameron Holding (Dutch) B.V.	100%		Netherlands
6- Cameron Canada Corporation	100%		Canada (Nova Scotia)
5 - Cooper Cameron Holding (U.K.) Limited	100%		United Kingdom
6 - Cameron France, S.A.S.	100%		France
6 - Cameron Limited	100%		United Kingdom
7 - Cooper Cameron (U.K.) Investments Limited	100%		United Kingdom
8 - Cameron Manufacturing (India) Private Limited	100%		India
8 - Flow Control-Tati Production Sdn. Bhd.	49%		Malaysia
7 - Cameron Offshore Engineering Limited	100%		United Kingdom
7 - Cooper Cameron Pensions Limited	100%		United Kingdom
7 - Cameron Integrated Services Limited	100%		United Kingdom
7 - D.E.S. Operations Limited	100%		Scotland
7 - DES Operations, Inc.	100%		USA (Texas)
7 - International Valves Limited	100%		United Kingdom
7 - Jiskoot Holdings Limited	100%		United Kingdom
7 - Jiskoot Limited	100%		United Kingdom
8 - Jiskoot Limited	100%		United Kingdom
7 - Cameron Technologies UK Limited	100%		United Kingdom
7 - Petreco International Limited	100%		United Kingdom
8 - KCC Group Limited	100%		United Kingdom
9 - Petreco International (Middle East) Limited	100%		United Kingdom
9 - KCC Process Equipment Limited	100%		United Kingdom
10 - RJB Engineering (UK) Limited	100%		United Kingdom
9 - KCC Resources (Jersey) Limited	100%		Jersey
6 - Cameron International Holding B.V.	100%		Netherlands
7 - Cameron Energy Services B.V.	100%		Netherlands
7 - Cameron B.V.	100%		Netherlands
7 - Cooper Cameron Holding (Norway) AS	100%		Norway
8 - Cameron Norge AS	100%		Norway
5 - SBS Oilfield Equipment GmbH	100%		Austria
5 - SBS Immobilienentwicklung und -verwertungs GmbH (0.1% owned by Cameron Limited)	100%		Austria
5 - Geographe Energy Singapore Pte Ltd	100%		Singapore
6 - PT Geographe Energy Indonesia	100%		Indonesia
3 - Cooper Cameron Libya Limited	50%		Malta
3 - Cameron (Singapore) Pte. Ltd.	100%		Singapore
4 - Cameron Systems Shanghai Co., Ltd.	100%		China
4 - Riyan Cameron (B) Sendirian Berhad	100%		Brunei
4 - PT Cameron Systems - (Joint Venture - 8% owned by outsider)	92%		Indonesia
4 - Cameron Equipment (Shanghai) Co., Ltd.	100%		China
4 - Cameron Beijing Commercial Co., Ltd.	100%		China
1 - Cameron (Holding) Corp.	73.60%	26.40%	USA (Nevada)
2- Cameron Technologies, Inc.	100%		USA (Delaware)
3 - Cameron Flow Systems Ltd.	100%		Canada (Alberta)
3 - NuFlo Finance and Royalty Company	100%		USA (Delaware)
3 - Cameron Technologies US, Inc.	100%		USA (Delaware)
1 - Sequel Holding, Inc.		100%	USA (Delaware)
1 - Petreco International Inc. (partially owned by Sequel Holding, Inc.)	51%	49%	USA (Delaware)
2 - Petreco-KCC Holding, Inc.	100%		USA (Delaware)
3 - Petreco-KCC Limited	100%		United Kingdom
2 - Petreco Canada Inc.	100%		Canada (Alberta)
1 - Cooper Cameron Corporation Nigeria Limited		60%	Nigeria
1 - Cameron Systems Srl		100%	Italy
1 - Cameron Systems de Venezuela, S.A.		100%	Venezuela
1 - Cameron Energy Services International, Inc.		100%	USA (Ohio)
2 - Canada Tiefbohrgeräte und Maschinenfabrik GmbH (1 share owned by CPEGI)	100%		Austria
1 - Cameron de Mexico S.A. de C.V. (1 share owned by CPEGI)		100%	Mexico
1 - Cameron Petroleum Equipment Group, Inc. (CPEGI)		100%	USA (Delaware)
1 - Cameron Wellhead Services, Inc.		100%	USA (Nevada)
2 - Cameron (Malaysia) Sdn Bhd1	49%		Malaysia
3 - Cooper Cameron Valves Singapore Pte. Ltd.	100%		Singapore
4 - Cooper Cameron Corporation Sdn Bhd	100%		Malaysia
4 - PCC Bumi Flow Technologies Sdn. Bhd.	100%		Malaysia
1 - NATCO Group Inc.		100%	USA (Delaware)
2 - NTC Technical Services, Inc.		100%	USA (Delaware)
3 - NTG Group de Mexico, S. de R.L. de C.V. (1% owned by NATCO Group Inc.)	100%		Mexico
3 - NTC Technical Services Sdn. Bhd.	100%		Malaysia
2 - National Tank Company	100%		USA (Delaware)
3 - NATCO do Brasil Industria, Comercio e Servicos de Petróleo e Gás Ltda. (2% owned by NATCO Holdings LLC)	50%		Brazil
3 - NATCO de Colombia Ltda (1 share owned by NATCO Holdings LLC)	100%		Colombia
3 - NATCO Holdings LLC	100%		USA (Delaware)
3 - Linco-Electromatic, Inc.	100%		USA (Texas)
3 - Connor Sales Company, Inc.	100%		USA (North Dakota)
3 - Axsia Holdings Limited	100%		United Kingdom
4 - Axsia Group Limited	100%		United Kingdom
5 - Axsia Limited	100%		United Kingdom
6 - Axsia Howmar Limited	100%		United Kingdom
7 - Fluid Processing (L) Bhd	100%		Labuan
6 - NATCO UK Limited	100%		United Kingdom
7 - Axsia Serck Baker (Nigeria) Ltd (50% owned by Axsia Limited)	50%		Nigeria
7 - Fluid Processing Sdn Bhd 7	20%		Malaysia
5 - Richard Mozley Limited	100%		United Kingdom
3 - NATCO Group de Venezuela, S.A.	100%		Venezuela
3 - NATCO Luxembourg S.á.r.l.	100%		Luxembourg
4 - NATCO Norge Holdings AS	50%		Norway
5 - NATCO Norway AS	100%		Norway
4 - NATCO Al Rushaid Middle East Ltd.6	50%		Saudi Arabia
4 - NATCO Process Systems Pte Ltd.2	50%		Singapore
3 - NATCO Japan Co., Ltd.3	60%		Japan
3 - Scomi NTC Sdn. Bhd.5	30%		Malaysia
3 - NATCO Canada, Ltd.	100%		Canada (Alberta)
3 - TEST Automation & Controls, Inc.	100%		USA (Louisiana)
4 - TEST International8	49%		Cayman Islands
4 - TEST Angola - Tecnologia e Serviços Petrolíferos, Lda.4	49%		Angola
4 - TPS (technical Petroleum Services) Nigeria Limited	49%		Nigeria
4 - Process Analytical Applications, Inc.	49%		USA (Texas)
4 - TEST Saudi Arabia Ltd.10	50%		Saudi Arabia

1 Local Malaysian law requires that a majority of stock be owned by local residents. Attorney/agents hold 51% of stock on CIC's behalf.
2 Dormant. Created for aborted acquisition.
3 20% owned by Daichi; 20% owned by Modec
4 51% owned by Prodiaman
5 70% owned by Scomi
6 50% owned by Al Rushaid Petroleum Investment Company
7 80% owned by local partner
8 NATCO International payroll company
9 Formerly a Cayman entity; formerly named Cameron Holding (Cayman) Limited
10 50% owned by Abdulla Alsukwaket Trading & Contract